$1,328,077,000 Approximately New Century Home Equity Loan Trust 2006-1

New Century Mortgage Securities LLC Depositor New Century Financial Corporation Master Servicer New Century Mortgage Corporation Originator, Sponsor & Servicer

Lead Managers

Barclays Capital	JPMorgan	Northeast Securities
Co-Managers

Disclaimer

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Approximately $1,328,077,000

New Century Home Equity Loan Trust 2006-1

New Century Mortgage Securities LLC

Depositor

New Century Financial Corporation

Master Servicer

New Century Mortgage Corporation

Originator, Sponsor & Servicer

Transaction Highlights

Offered Classes	Description	Balance (3)	Expected Ratings (Fitch/S&P/ Moody’s)	Avg Life to Call / Mty(1)(2)	Payment Window To Call / Mty (Months)(1)(2)	Initial Subordination Level	Benchmark
A-1	Floater	457,098,000	AAA/AAA/Aaa	2.37 / 2.58	1 - 80 / 1 - 195	20.50%	1mo LIBOR
A-2a	Floater	275,608,000	AAA/AAA/Aaa	Not Offered Hereby			1mo LIBOR
A-2b	Floater	308,255,000	AAA/AAA/Aaa	Not Offered Hereby			1mo LIBOR
A-2c	Floater	45,274,000	AAA/AAA/Aaa	Not Offered Hereby			1mo LIBOR
M-1	Floater	53,287,000	AA+/AA+/Aa1	Not Offered Hereby			1mo LIBOR
M-2	Floater	48,505,000	AA/AA/Aa2	Not Offered Hereby			1mo LIBOR
M-3	Floater	25,960,000	AA-/AA-/Aa3	Not Offered Hereby			1mo LIBOR
M-4	Floater	23,228,000	A+/A+/A1	Not Offered Hereby			1mo LIBOR
M-5	Floater	22,545,000	A/A/A2	Not Offered Hereby			1mo LIBOR
M-6	Floater	21,178,000	A-/A-/A3	Not Offered Hereby			1mo LIBOR
M-7	Floater	18,446,000	BBB+/BBB+/Baa1	Not Offered Hereby			1mo LIBOR
M-8	Floater	13,663,000	BBB/BBB/Baa2	Not Offered Hereby			1mo LIBOR
M-9	Floater	15,030,000	BBB-/BBB-/Baa3	Not Offered Hereby			1mo LIBOR

Notes:	(1)	Notes are priced to the 10% optional clean-up call.
(2)	Based on the pricing prepayment speed. See details below.
(3)	Bond sizes subject to a variance of plus or minus 5%.

Prepayment Assumption

Adjustable-Rate Mortgage Loans

Adjustable-Rate Mortgage Loans assume 2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter.

Fixed-Rate Mortgage Loans	Fixed-Rate Mortgage Loans assume 4% CPR in month 1, building linearly to 20% CPR over 12 months, and remaining at 20% CPR thereafter.

Issuing Entity:	New Century Home Equity Loan Trust 2006-1.

Depositor:	New Century Mortgage Securities LLC, a Delaware limited liability company.

Seller:	New Century Credit Corporation, a California Corporation.

Originator, Sponsor and Servicer:	New Century Mortgage Corporation, a California Corporation.

Master Servicer:	New Century Financial Corporation, a California Corporation.

Owner Trustee:	Wilmington Trust Company.

Indenture Trustee and Custodian:	Deutsche Bank National Trust Company.

Swap Provider:	[TBD]

Legal Structure:	A Delaware Statutory Trust will issue 13 classes of Notes and a single class of ownership certificates (the “Owner Trust Certificates”).

Lead Underwriters:	Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.

Co-Managers:	Barclays Capital Inc., J.P. Morgan Securities Inc. and Northeast Securities, Inc.

Offered Notes:	The Class A-1 Notes.

Non-Offered Notes:	The Class A-2a, Class A-2b, Class A-2c and Class M Notes.

Non-Offered Certificates:	The Owner Trust Certificates will not be publicly offered and will represent the beneficial ownership interest in the Issuing Entity.

Group I Notes:	The Class A-1 Notes.

Group II Notes:	The Class A-2a, Class A-2b and Class A-2c Notes.

Class M Notes:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes.

Collateral:

As of March 1, 2006 the Mortgage Loans consist of approximately 6,256 adjustable-rate and fixed-rate, first lien or second lien, closed-end, subprime mortgage loans, totaling approximately $1,366,333,806.

Group I Mortgage Loans:

The Group I Mortgage Loans consist of approximately 2,852 adjustable-rate and fixed-rate mortgage loans totaling approximately $574,966,737 with principal balances at origination that conform to Freddie Mac loan limits.

Group II Mortgage Loans:

The Group II Mortgage Loans consist of approximately 3,404 adjustable-rate and fixed-rate mortgage loans totaling approximately $791,367,068 with principal balances at origination that may or may not conform to Freddie Mac loan limits.

Expected Pricing Date:	The week of March 20, 2006

Closing Date:	On or about March 30, 2006

Cut-off Date:	March 1, 2006

Payment Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in April 2006.

Final Scheduled Payment Date:	The Payment Date occurring in April 2036.

Record Date:	The business day immediately preceding each Payment Date.

Delay Days:	0 (zero) days on all Offered Notes.

Due Period:

The Due Period with respect to any Payment Date commences on the second day of the month immediately preceding the month in which such Payment Date occurs and ends on the first day of the month in which such Payment Date occurs.

Interest Accrual Period:

Interest with respect to the Offered Notes will initially accrue from the Closing Date to, but excluding, the first Payment Date. Thereafter, interest will accrue from the prior Payment Date to, but excluding, the then current Payment Date. With respect to the Offered Notes, interest will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed. The Offered Notes will settle flat (no accrued interest).

Prepayment Period:	The Prepayment Period with respect to any Payment Date is the calendar month immediately preceding the month in which the Payment Date occurs.

ERISA Considerations:

It is expected that the Offered Notes will be eligible for purchase by ERISA plans that qualify under a class exemption. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such Notes.

Legal Investment:	The Offered Notes will not constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

Taxation:	It is anticipated that for federal income tax purposes the Notes will be characterized as debt instruments.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Optional Redemption:

At its option, the Servicer may purchase all of the Mortgage Loans (and properties acquired on behalf of the Issuing Entity) when the Mortgage Loans remaining in the Trust, as of the last day of the related Due Period, have been reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In such case, the Class A Notes and the Class M Notes will be redeemed at par plus accrued interest.

Administrative Fees:

The “Servicing Fee”, calculated at the “Servicing Fee Rate” of 0.500% per annum, and the “Indenture Trustee Fee” calculated at the “Indenture Trustee Fee Rate” of 0.002% per annum. Administrative Fees will be paid monthly on the stated principal balance of the Mortgage Loans.

Principal & Interest Advances:

The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicer is entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Servicing Advances:

The Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (i) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of such loan, (ii) the costs of any judicial proceedings, including foreclosures and (iii) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems the costs to be recoverable. The Servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:

The Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover prepayment interest shortfalls (“Prepayment Interest Shortfalls”) due to partial and/or full prepayments on the Mortgage Loans.

Deferred Interest:

Deferred Interest with respect to the Class M Notes and any payment date is equal to the sum of (a) the aggregate amount of interest accrued at the applicable Note Rate during the related Interest Accrual Period on any Allocated Realized Loss Amount allocated to such class, (b) any amounts described in clause (a) for such class for prior payment dates that remain unpaid, and (c) interest accrued for the Interest Accrual Period related to such payment date on the amount in clause (b) at the Note Rate applicable to such class.

Credit Enhancement:	1. Excess Spread 2. Prepayment Charges 3. Overcollateralization and 4. Subordination.

Overcollateralization Amount:

The Overcollateralization Amount with respect to any Payment Date is the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate Note Balance of the Offered Notes, after taking into account the payments of principal to be made on such Payment Date.

Overcollateralization Target Amount:

With respect to any Payment Date, (i) prior to the Stepdown Date, an amount equal to approximately 2.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 5.60% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and (y) approximately $6,831,669 or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Payment Date. The Overcollateralization Target Amount for the Offered Notes will be fully funded on the Closing Date.

Stepdown Date:

The earlier of (i) the first Payment Date on which the aggregate Note Balance of the Class A Notes has been reduced to zero and (ii) the later to occur of (x) the Payment Date occurring in April 2009 and (y) the first Payment Date on which the Credit Enhancement Percentage for the Class A Notes (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans, but prior to any payment of the Group I Principal Payment Amount and the Group II Principal Payment Amount to the holders of the Notes then entitled to payments of principal on such Payment Date) is greater than or equal to approximately 41.00%.

Credit Enhancement Percentage:

The Credit Enhancement Percentage for any class of Offered Notes for any Payment Date is the percentage obtained by dividing (x) the aggregate Note Balance of the class or classes subordinate thereto and the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account payments of principal on the Mortgage Loans and payment of the Group I Principal Payment Amount and the Group II Principal Payment Amount to the holders of the Notes then entitled to payments of principal on such Payment Date.

Target Credit Enhancement Percentage

Class	Initial	On and After Stepdown Date
A	20.50%	41.00%
M-1	16.60%	33.20%
M-2	13.05%	26.10%
M-3	11.15%	22.30%
M-4	9.45%	18.90%
M-5	7.80%	15.60%
M-6	6.25%	12.50%
M-7	4.90%	9.80%
M-8	3.90%	7.80%
M-9	2.80%	5.60%

Trigger Event:

A Trigger Event will have occurred with respect to any Payment Date on or after the Stepdown Date if (x) the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month exceeds 39.00% of the Credit Enhancement Percentage for the Class A Notes, or if (y) the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Payment Date:

	Payment Date Occurring in	Percentage
	April 2008 – March 2009	1.40% for the first month, plus an additional 1/12th of 1.75% for each month thereafter
	April 2009 – March 2010	3.15% for the first month, plus an additional 1/12th of 1.75% for each month thereafter
	April 2010 – March 2011	4.90% for the first month, plus an additional 1/12th of 1.45% for each month thereafter
	April 2011 – March 2012	6.35% for the first month, plus an additional 1/12th of 0.75% for each month thereafter
	April 2012 and thereafter	7.10%

Delinquency Rate:

For any calendar month, a fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, loans subject to bankruptcy proceedings, and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the close of business on the last day of such month.

Rolling Three Month Delinquency Rate:	With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates) immediately preceding calendar months.

Realized Losses:

Any realized losses on the Mortgage Loans will be absorbed first, by the Excess Spread, second, by Prepayment Charges, third, by the Overcollateralization Amount and fourth, by the Class M Notes in reverse numerical order.

Interest Payment Priority:

On each Payment Date, the Interest Remittance Amount will be paid in the following order of priority (following payment of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)):

(i)       from the Group I Interest Remittance Amount, to the holders of each class of Group I Notes the Senior Interest Payment Amount allocable to such Notes; from the Group II Interest Remittance Amount, to the holders of each class of Group II Notes, on a pro rata basis based on the entitlement of each such class, the Senior Interest Payment Amount allocable to such Notes. Any Interest Remittance Amount remaining after the payment of the above will be available to pay any Senior Interest Payment Amount to the unrelated group;

(ii)      from the combined remaining Interest Remittance Amount, to the holders of the Class M-1 Notes, the Interest Payment Amount for such Notes;

(iii)     from the combined remaining Interest Remittance Amount, to the holders of the Class M-2 Notes, the Interest Payment Amount for such Notes;

(iv)     from the combined remaining Interest Remittance Amount, to the holders of the Class M-3 Notes, the Interest Payment Amount for such Notes;

(v)      from the combined remaining Interest Remittance Amount, to the holders of the Class M-4 Notes, the Interest Payment Amount for such Notes;

(vi)     from the combined remaining Interest Remittance Amount, to the holders of the Class M-5 Notes, the Interest Payment Amount for such Notes;

(vii)    from the combined remaining Interest Remittance Amount, to the holders of the Class M-6 Notes, the Interest Payment Amount for such Notes;

(viii)   from the combined remaining Interest Remittance Amount, to the holders of the Class M-7 Notes, the Interest Payment Amount for such Notes;

(ix)     from the combined remaining Interest Remittance Amount, to the holders of the Class M-8 Notes, the Interest Payment Amount for such Notes; and

(x)      from the combined remaining Interest Remittance Amount, to the holders of the Class M-9 Notes, the Interest Payment Amount for such Notes.

Principal Payment Priority:

On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Payment Amount and the Group II Principal Payment Amount shall be paid as follows:

(i)       the Group I Principal Payment Amount to the holders of the Group I Notes as described below, until the Note Balances thereof have been reduced to zero and then to the holders of the Group II Notes, as described below, after taking into account the payment of the Group II Principal Payment Amount described in (ii) below;

(ii)      the Group II Principal Payment Amount to the holders of the Group II Notes as described below, until the Note Balances thereof have been reduced to zero and then to the holders of the Group I Notes after taking into account the payment of the Group I Principal Payment Amount described in (i) above;

(iii)     to the holders of the Class M-1 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i) and (ii) above until the Note Balance thereof has been reduced to zero;

(iv)     to the holders of the Class M-2 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii), and (iii) above until the Note Balance thereof has been reduced to zero;

(v)      to the holders of the Class M-3 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii), (iii) and (iv) above until the Note Balance thereof has been reduced to zero;

(vi)     to the holders of the Class M-4 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii), (iii), (iv), and (v) above until the Note Balance thereof has been reduced to zero;

(vii)    to the holders of the Class M-5 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii), (iii), (iv), (v) and (vi) above until the Note Balance thereof has been reduced to zero;

(viii)   to the holders of the Class M-6 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi) and (vii) above until the Note Balance thereof has been reduced to zero;

(ix)     to the holders of the Class M-7 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Note Balance thereof has been reduced to zero;

(x)      to the holders of the Class M-8 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii) (viii) and (ix) above until the Note Balance thereof has been reduced to zero; and

(xi)     to the holders of the Class M-9 Notes, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii) (viii), (ix) and (x) above until the Note Balance thereof has been reduced to zero.

Principal Payment Priority (continued):

On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Payment Amount and the Group II Principal Payment Amount shall be paid as follows:

(i)      concurrently, to the holders of the Group I Notes, the Group I Senior Principal Payment Amount; and to the holders of the Group II Notes, the Group II Senior Principal Payment Amount, until the Note Balances thereof have been reduced to zero.

(ii)     concurrently, to the holders of the Group I Notes, any remaining Group II Senior Principal Payment Amount and to the holders of the Group II Notes any remaining Group I Senior Principal Payment Amount.

(iii)    to the holders of the Class M-1 Notes, the Class M-1 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;

(iv)    to the holders of the Class M-2 Notes, the Class M-2 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;

(v)     to the holders of the Class M-3 Notes, the Class M-3 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;

(vi)   to the holders of the Class M-4 Notes, the Class M-4 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;

(vii) to the holders of the Class M-5 Notes, the Class M-5 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;

(viii)  to the holders of the Class M-6 Notes, the Class M-6 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;

(ix)    to the holders of the Class M-7 Notes, the Class M-7 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;

(x)     to the holders of the Class M-8 Notes, the Class M-8 Principal Payment Amount, until the Note Balance thereof has been reduced to zero; and

(xi)    to the holders of the Class M-9 Notes, the Class M-9 Principal Payment Amount, until the Note Balance thereof has been reduced to zero.

The Group II Notes will receive principal sequentially, provided that if all subordinate classes and the Overcollateralization Amount have been reduced to zero, principal distributions to the Group II Notes will be distributed on a pro rata basis.

Monthly Excess Cashflow Payments:

With respect to any Payment Date, any Net Monthly Excess Cashflow shall be paid as follows:

(i)       to the holders of the class or classes of Notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount, payable as part of the Group I Principal Payment Amount or Group II Principal Payment Amount;

(ii)      to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Notes;

(iii)     to the holders of the Class M-1 Notes, in an amount equal to the previously allocated Realized Loss Amounts;

(iv)     to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Notes;

(v)      to the holders of the Class M-2 Notes, in an amount equal to the previously allocated Realized Loss Amounts;

(vi)     to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Notes;

(vii)    to the holders of the Class M-3 Notes, in an amount equal to the previously allocated Realized Loss Amounts;

(viii)   to the holders of the Class M-4 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Notes;

(ix)     to the holders of the Class M-4 Notes, in an amount equal to the previously allocated Realized Loss Amounts;

(x)      to the holders of the Class M-5 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Notes;

(xi)     to the holders of the Class M-5 Notes, in an amount equal to the previously allocated Realized Loss Amounts;

(xii)    to the holders of the Class M-6 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Notes;

(xiii)   to the holders of the Class M-6 Notes, in an amount equal to the previously allocated Realized Loss Amounts;

(xiv)   to the holders of the Class M-7 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Notes;

(xv)    to the holders of the Class M-7 Notes, in an amount equal to the previously allocated Realized Loss Amounts;

(xvi)   to the holders of the Class M-8 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Notes;

(xvii)  to the holders of the Class M-8 Notes, in an amount equal to the previously allocated Realized Loss Amounts;

(xviii) to the holders of the Class M-9 Notes, in an amount equal to the Interest Carry Forward Amount allocable to such Notes;

(xix)   to the holders of the Class M-9 Notes, in an amount equal to the previously allocated Realized Loss Amounts;

(xx)    to the holders of the Offered Notes any Basis Risk Carryover Amounts for such classes;

(xxi)   sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes, in that order, in an amount equal to the Deferred Interest allocable to each such class;

(xxii)  to pay the Swap Termination Payment owed to the Swap Provider (caused by a Swap Provider Trigger Event); and

(xxiii) to the holders of the Owner Trust Certificates as provided in the Trust Agreement.

Interest Rate Swap Agreement:

On the Closing Date, the Indenture Trustee (on behalf of the Issuing Entity) will enter into a Swap Agreement with an initial notional amount of $1,366,467,099 (the “Swap Agreement”). Under the Swap Agreement, the Issuing Entity will be obligated to pay an amount equal to 5.08% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider, and the Issuing Entity will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.

Upon early termination of the Swap Agreement, the Issuing Entity or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Issuing Entity is required to make a Swap Termination Payment, that payment will be paid on the related Payment Date, and on any subsequent Payment Dates until paid in full, solely from collections on the Mortgage Loans and generally, prior to payments to Noteholders.

In the event that the Issuing Entity receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Indenture Trustee, on each subsequent Payment Date, will withdraw the amount of any Net Swap Payment due to the Issuing Entity (calculated in accordance with the terms of the original Swap Agreement) and pay such Net Swap Payment in accordance with the terms of the Indenture.

Expense Adjusted Mortgage Rate:	The applicable mortgage rate on each Mortgage Loan as of the first day of the related Due Period minus the Administrative Fees.

Available Funds Cap:

The Available Funds Cap for any Payment Date and:

(i)            the Group I Notes is a rate per annum (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Group I Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the outstanding principal balance of the mortgage loans and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Issuing Entity, divided by the outstanding principal balance of the mortgage loans and (ii) 12, multiplied by a fraction the numerator of which is the aggregate principal balance of the Group I Mortgage Loans and Group II Mortgage Loans as of the last day of the prior Due Period and the denominator of which is the aggregate Note Balance of the Class A Notes and Class M Notes immediately prior to such payment date;

(ii)           the Group II Notes is a rate per annum (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Group II Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the outstanding principal balance of the mortgage loans and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Issuing Entity, divided by the outstanding principal balance of the mortgage loans and (ii) 12, multiplied by a fraction the numerator of which is the aggregate principal balance of the Group I Mortgage Loans and Group II Mortgage Loans as of the last day of the prior Due Period and the denominator of which is the aggregate Note Balance of the Class A Notes and Class M Notes immediately prior to such payment date; and

(iii)        the Class M Notes is a rate per annum (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of (i) the weighted average of the Available Funds Cap for the Group I Notes and Available Funds Cap for the Group II Notes (weighted in proportion to the results of subtracting from the aggregate Principal Balance of each loan group the current Note Principal Balance of the related Class A Notes).

Note Rate:	The Note Rate on any Payment Date for each class of Offered Notes will equal the least of: (a) One-Month LIBOR plus related margin, (b) The related Available Funds Cap, and (c) 12.50%.

Interest Carry Forward Amount:

For each class of Offered Notes, and on any Payment Date, the sum of (i) the excess of (A) the accrued Note Interest for such Class with respect to the prior Payment Date (excluding any Basis Risk Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Payment Date, over (B) the amount actually paid to such class with respect to interest on such prior Payment Date and (ii) interest on such excess at the Note Rate for such class.

Interest Payment Amount:

The Interest Payment Amount for the Offered Notes of any class on any Payment Date is equal to interest accrued at the Note Rate for that class during the related Interest Accrual Period on the Note Balance of that class immediately prior to the Payment Date.

Senior Interest Payment Amount:

The Senior Interest Payment Amount for any Payment Date is equal to the Interest Payment Amount for such Payment Date for the Class A Notes and the Interest Carry Forward Amount, if any, for that Payment Date for the Class A Notes.

Basis Risk Carryover Amount:

The Basis Risk Carryover Amount for any Payment Date and any class of Offered Notes is the excess of (i) the amount of interest such class would have accrued for such Payment Date had the applicable Note Rate not been subject to the Available Funds Cap, over (ii) the amount of interest such class of Notes accrued for such Payment Date based on the Available Funds Cap, together with the unpaid portion of any such amounts from the prior Payment Date (and accrued interest thereon at the then applicable Note Rate, without giving effect to the Available Funds Cap). The ratings on each Class of Notes do not address the likelihood of the payment of any Basis Risk Carryover Amount.

Basis Risk Shortfall:

Because each Mortgage Loan has a mortgage rate that is either fixed or adjustable, and most of the adjustable-rate Mortgage Loans will adjust based on six-month LIBOR after an initial period of two, three, or five years following the date of origination, and the Note Rates on the Offered Notes are based on one-month LIBOR, the application of the Available Funds Cap could result in shortfalls of interest otherwise payable on those Notes in certain periods. This may also occur if six-month LIBOR and one-month LIBOR rise quickly since the Mortgage Loan adjustments are constrained by certain interim caps. If basis risk interest shortfalls occur, they will be carried forward and will be paid from Net Monthly Excess Cashflow on a subordinated basis on the same Payment Date or in any subsequent period.

To mitigate the effect of such basis risk shortfalls, the Offered Notes will benefit from an interest rate swap pledged to the Indenture Trustee. The notional schedule for the interest rate swap is available below.

Step-up Coupon:

If the Optional Redemption is not exercised on the first Payment Date following the Stepdown Date on which it could have been exercised, the margins on each of the Class A Notes will increase to 2.0 times their related initial margin and the margins on each of the Class M Notes will increase to 1.5 times their related initial margins.

Available Payment Amount:

The Available Payment Amount for any payment date is equal to an amount, net of amounts reimbursable therefrom and payable to the servicer, the indenture trustee, the owner trustee or the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event), equal to the sum of (i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the servicing fee and the indenture trustee fee; (ii) unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans occurring during the related Prepayment Period; (iii) all payments of Compensating Interest made by the servicer with respect to the mortgage loans; (iv) all P&I advances with respect to the mortgage loans received for the payment date and (v) any Net Swap Payment or Swap Termination Payment (to the extent not applied to a replacement swap or required to be retained and applied as provided herein) received by the Indenture Trustee under the Interest Rate Swap Agreement.

Group I Principal Payment Amount:

The Group I Principal Payment Amount for any Payment Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans, and (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Payment Date MINUS a percentage of the amount of any Overcollateralization Reduction Amount for such Payment Date each allocated between Group I and Group II Principal Payment Amounts based on the amount of principal received from each Mortgage Loan Group.

Group II Principal Payment Amount:

The Group II Principal Payment Amount for any Payment Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans, and (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Payment Date MINUS a percentage of the amount of any Overcollateralization Reduction Amount for such Payment Date each allocated between Group I and Group II Principal Payment Amounts based on the amount of principal received from each Mortgage Loan Group.

Group I Senior Principal Payment Amount:

The Group I Senior Principal Payment Amount is an amount equal to the excess of (x) the Note Balance of the Class A-1 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 59.00% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus approximately $2,874,834.

Group II Senior Principal Payment Amount:

The Group II Senior Principal Payment Amount is an amount equal to the excess of (x) the aggregate Note Balance of the Group II Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 59.00% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus approximately $3,956,835.

Class M-1 Principal Payment Amount:

The Class M-1 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date) and (ii) the Note Balance of the Class M-1 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 66.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $6,831,669.

Class M-2 Principal Payment Amount:

The Class M-2 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A and Class M-1 Notes (after taking into account the payment of the Senior Principal Payment Amount and Class M-1 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M-2 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 73.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $6,831,669.

Class M-3 Principal Payment Amount:

The Class M-3 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M-1, and Class M-2 Notes (after taking into account the payment of the Senior Principal Payment Amount, Class M-1 Principal Payment Amount and Class M-2 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M-3 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 77.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $6,831,669.

Class M-4 Principal Payment Amount:

The Class M-4 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M-1, Class M-2 and Class M-3 Notes (after taking into account the payment of the Senior Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount and Class M-3 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M-4 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 81.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $6,831,669.

Class M-5 Principal Payment Amount:

The Class M-5 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes (after taking into account the payment of the Senior Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount and Class M-4 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M-5 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 84.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $6,831,669.

Class M-6 Principal Payment Amount:

The Class M-6 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes (after taking into account the payment of the Senior Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount and Class M-5 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M-6 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 87.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $6,831,669.

Class M-7 Principal Payment Amount:

The Class M-7 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes (after taking into account the payment of the Senior Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount, Class M-5 Principal Payment Amount and Class M-6 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M-7 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 90.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $6,831,669.

Class M-8 Principal Payment Amount:

The Class M-8 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes (after taking into account the payment of the Senior Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount, Class M-5 Principal Payment Amount, Class M-6 Principal Payment Amount and Class M-7 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M-8 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 92.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $6,831,669.

Class M-9 Principal Payment Amount:

The Class M-9 Principal Payment Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes (after taking into account the payment of the Senior Principal Payment Amount, Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount, Class M-5 Principal Payment Amount, Class M-6 Principal Payment Amount, Class M-7 Principal Payment Amount and Class M-8 Principal Payment Amounts on such Payment Date) and (ii) the Note Balance of the Class M-9 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 94.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $6,831,669.

Interest Rate Swap Schedule

Period	Accrual Start	Accrual End	Notional Amount	Swap Strike Rate	5.08%

1	3/30/2006	4/25/2006	1,366,467,099
2	4/25/2006	5/25/2006	1,358,652,884
3	5/25/2006	6/25/2006	1,346,650,458
4	6/25/2006	7/25/2006	1,330,399,075
5	7/25/2006	8/25/2006	1,309,872,162
6	8/25/2006	9/25/2006	1,285,079,944
7	9/25/2006	10/25/2006	1,256,071,667
8	10/25/2006	11/25/2006	1,223,081,439
9	11/25/2006	12/25/2006	1,186,497,919
10	12/25/2006	1/25/2007	1,146,593,642
11	1/25/2007	2/25/2007	1,103,584,297
12	2/25/2007	3/25/2007	1,057,773,526
13	3/25/2007	4/25/2007	1,010,092,053
14	4/25/2007	5/25/2007	964,618,784
15	5/25/2007	6/25/2007	921,249,542
16	6/25/2007	7/25/2007	879,885,123
17	7/25/2007	8/25/2007	840,428,529
18	8/25/2007	9/25/2007	802,040,190
19	9/25/2007	10/25/2007	764,974,011
20	10/25/2007	11/25/2007	728,895,290
21	11/25/2007	12/25/2007	694,447,509
22	12/25/2007	1/25/2008	661,745,307
23	1/25/2008	2/25/2008	627,674,772
24	2/25/2008	3/25/2008	571,573,257
25	3/25/2008	4/25/2008	521,608,551
26	4/25/2008	5/25/2008	476,839,336
27	5/25/2008	6/25/2008	436,593,166
28	6/25/2008	7/25/2008	401,905,500
29	7/25/2008	8/25/2008	381,593,621
30	8/25/2008	9/25/2008	362,388,911
31	9/25/2008	10/25/2008	344,228,249
32	10/25/2008	11/25/2008	327,056,991
33	11/25/2008	12/25/2008	310,813,794
34	12/25/2008	1/25/2009	295,445,576
35	1/25/2009	2/25/2009	280,902,641
36	2/25/2009	3/25/2009	267,138,126
37	3/25/2009	4/25/2009	254,108,256
38	4/25/2009	5/25/2009	241,771,804
39	5/25/2009	6/25/2009	230,089,519
40	6/25/2009	7/25/2009	219,024,606
41	7/25/2009	8/25/2009	208,542,452
42	8/25/2009	9/25/2009	198,610,469
43	9/25/2009	10/25/2009	189,197,923
44	10/25/2009	11/25/2009	180,275,866
45	11/25/2009	12/25/2009	171,817,010
46	12/25/2009	1/25/2010	163,795,664
47	1/25/2010	2/25/2010	156,187,617
48	2/25/2010	3/25/2010	148,970,055
49	3/25/2010	4/25/2010	142,121,477

The Accrual Period for the Interest Rate Swap starts and includes the Accrual Start date and ends on but excludes the Accrual End date. All dates are subject to the modified business day convention. One-month LIBOR is observed two days prior to the start of each Accrual Period and payments will be determined using the Act/360 day-count convention.

The Mortgage Loans (All Collateral)

Distribution by Product Type

		Aggregate	Percent of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Product Type	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
	Loans	Balance	Balance	Balance	Rate	LTV	Score
Adjustable Rate 2/28	744	$124,951,350.56	9.15%	167,945.36	8.807%	81.71%	608
Adjustable Rate 2/28 (40yr)	2,670	688,571,120.20	50.40	257,891.81	8.199	80.91	618
Adjustable Rate 2/28 (IO)	615	193,595,095.24	14.17	314,788.77	7.412	82.15	650
Adjustable Rate 3/27	227	37,657,694.14	2.76	165,892.93	8.162	83.15	595
Adjustable Rate 3/27 (40yr)	77	15,284,987.91	1.12	198,506.34	8.380	79.64	617
Adjustable Rate 3/27 (IO)	33	9,255,718.32	0.68	280,476.31	6.750	82.42	637
Adjustable Rate 5/25	2	376,826.26	0.03	188,413.13	9.423	88.88	614
Adjustable Rate 5/25 (IO)	101	31,232,871.91	2.29	309,236.36	6.629	77.75	657
Fixed Rate (40/30)	294	77,967,230.36	5.71	265,194.66	7.303	77.43	641
Fixed Rate	1,346	144,736,244.61	10.59	107,530.64	8.329	85.34	642
Fixed Rate (IO)	147	42,704,666.11	3.13	290,507.93	6.900	80.45	653
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

The Mortgage Loans (All Collateral)

Distribution by Cut-Off Date Principal Balance

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Cut-off Date	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Principal Balances ($)	Loans	Balance	Balance	Balance	Rate	LTV	Score
0.01 - 50,000.00	440	$14,014,385.11	1.03%	31,850.88	10.927%	96.40%	641
50,000.01 - 100,000.00	1,058	80,801,948.74	5.91	76,372.35	9.261	84.79	617
100,000.01 - 150,000.00	1,111	138,958,056.21	10.17	125,074.76	8.485	81.06	611
150,000.01 - 200,000.00	771	135,015,059.58	9.88	175,116.81	8.140	79.42	612
200,000.01 - 250,000.00	711	159,033,177.78	11.64	223,675.36	8.020	79.15	620
250,000.01 - 300,000.00	566	155,804,477.98	11.40	275,272.93	7.798	80.36	622
300,000.01 - 350,000.00	467	151,410,162.19	11.08	324,218.76	7.757	80.77	628
350,000.01 - 400,000.00	372	139,753,033.97	10.23	375,680.20	7.852	82.01	632
400,000.01 - 450,000.00	254	108,343,614.53	7.93	426,549.66	7.730	82.74	641
450,000.01 - 500,000.00	179	85,091,431.33	6.23	475,371.12	7.807	81.66	633
500,000.01 - 550,000.00	121	63,551,692.34	4.65	525,220.60	7.701	82.70	640
550,000.01 - 600,000.00	79	45,436,097.99	3.33	575,140.48	7.599	83.37	648
600,000.01 - 650,000.00	46	28,856,190.89	2.11	627,308.50	7.421	83.03	655
650,000.01 - 700,000.00	39	26,334,186.07	1.93	675,235.54	7.738	83.24	654
700,000.01 - 750,000.00	23	16,857,405.58	1.23	732,930.68	7.607	81.34	649
750,000.01 - 800,000.00	9	7,034,075.68	0.51	781,563.96	7.858	81.98	689
800,000.01 or greater	10	10,038,809.65	0.73	1,003,880.97	7.879	74.08	650
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

Distribution by Original Principal Balance

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Original	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Principal Balances ($)	Loans	Balance	Balance	Balance	Rate	LTV	Score
0.01 - 50,000.00	440	$14,014,385.11	1.03%	31,850.88	10.927%	96.40%	641
50,000.01 - 100,000.00	1,056	80,602,131.21	5.90	76,327.78	9.264	84.81	617
100,000.01 - 150,000.00	1,113	139,157,873.74	10.18	125,029.54	8.485	81.05	610
150,000.01 - 200,000.00	771	135,015,059.58	9.88	175,116.81	8.140	79.42	612
200,000.01 - 250,000.00	710	158,784,239.49	11.62	223,639.77	8.020	79.16	620
250,000.01 - 300,000.00	566	155,753,635.09	11.40	275,183.10	7.792	80.36	622
300,000.01 - 350,000.00	466	151,011,280.16	11.05	324,058.54	7.766	80.74	628
350,000.01 - 400,000.00	374	140,451,697.18	10.28	375,539.30	7.848	82.02	632
400,000.01 - 450,000.00	254	108,343,614.53	7.93	426,549.66	7.730	82.74	641
450,000.01 - 500,000.00	179	85,091,431.33	6.23	475,371.12	7.807	81.66	633
500,000.01 - 550,000.00	120	63,002,919.83	4.61	525,024.33	7.714	82.86	639
550,000.01 - 600,000.00	80	45,984,870.50	3.37	574,810.88	7.582	83.15	649
600,000.01 - 650,000.00	46	28,856,190.89	2.11	627,308.50	7.421	83.03	655
650,000.01 - 700,000.00	38	25,637,161.42	1.88	674,662.14	7.786	83.12	654
700,000.01 - 750,000.00	24	17,554,430.23	1.28	731,434.59	7.543	81.60	649
750,000.01 - 800,000.00	9	7,034,075.68	0.51	781,563.96	7.858	81.98	689
800,000.01 or greater	10	10,038,809.65	0.73	1,003,880.97	7.879	74.08	650
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

The Mortgage Loans (All Collateral)

Distribution by Credit Grade

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Credit Grade	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
	Loans	Balance	Balance	Balance	Rate	LTV	Score
AA	5,057	$1,103,829,668.20	80.79%	218,277.57	7.915%	82.21%	638
A-	281	64,167,241.14	4.70	228,353.17	8.515	78.51	575
A+	539	125,341,310.72	9.17	232,544.18	8.159	79.91	595
B	184	37,599,927.63	2.75	204,347.43	8.771	77.05	560
C	179	33,068,957.61	2.42	184,742.78	9.086	71.35	557
C-	16	2,326,700.32	0.17	145,418.77	10.009	71.29	556
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

Distribution by Remaining Term to Maturity

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Stated	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Remaining Terms (months)	Loans	Balance	Balance	Balance	Rate	LTV	Score
109 - 120	2	$156,987.84	0.01%	78,493.92	8.675%	74.50%	590
169 - 180	24	2,508,957.79	0.18	104,539.91	7.609	74.39	626
229 - 240	28	3,110,720.93	0.23	111,097.18	7.581	70.22	630
289 - 300	1	66,600.00	0.00	66,600.00	8.900	90.00	641
349 - 360	6,201	1,360,490,539.06	99.57	219,398.57	8.022	81.44	627
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

Distribution by Original Term to Maturity

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Stated Original Term	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
(months)	Loans	Balance	Balance	Balance	Rate	LTV	Score
120	2	$156,987.84	0.01%	78,493.92	8.675%	74.50%	590
180	24	2,508,957.79	0.18	104,539.91	7.609	74.39	626
240	28	3,110,720.93	0.23	111,097.18	7.581	70.22	630
300	1	66,600.00	0.00	66,600.00	8.900	90.00	641
360	6,201	1,360,490,539.06	99.57	219,398.57	8.022	81.44	627
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

The Mortgage Loans (All Collateral)

Distribution by Original LTV (1)

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Original LTV Ratios	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
(%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Less than or equal to 30.00	25	$2,571,004.24	0.19%	102,840.17	7.796%	23.52%	591
30.01 - 40.00	39	5,637,372.12	0.41	144,548.00	7.717	36.14	605
40.01 - 50.00	81	14,457,501.79	1.06	178,487.68	7.375	46.87	600
50.01 - 60.00	182	40,851,489.76	2.99	224,458.73	7.282	56.24	606
60.01 - 70.00	393	93,650,333.02	6.85	238,296.01	7.449	66.63	603
70.01 - 80.00	2,665	647,884,274.82	47.42	243,108.55	7.794	79.06	633
80.01 - 90.00	1,663	408,352,823.11	29.89	245,551.91	8.210	87.63	619
90.01 - 100.00	1,208	152,929,006.76	11.19	126,596.86	9.100	96.39	650
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien mortgage loans

Distribution by Gross Margin

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Range of Gross Margins (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,787	$265,408,141.08	19.42%	148,521.62	7.798%	82.23%	644
3.250 - 3.499	1	351,000.00	0.03	351,000.00	8.400	90.00	646
3.500 - 3.749	1	239,400.00	0.02	239,400.00	7.990	90.00	532
4.000 - 4.249	5	740,008.62	0.05	148,001.72	7.785	86.33	636
5.000 - 5.249	22	5,126,523.69	0.38	233,023.80	8.252	80.93	593
5.500 - 5.749	94	17,855,587.02	1.31	189,953.05	7.130	83.23	616
5.750 - 5.999	1,065	270,392,240.39	19.79	253,889.43	7.824	81.40	628
6.000 - 6.249	1,516	360,034,396.98	26.35	237,489.71	7.720	82.00	624
6.250 - 6.499	1,335	352,266,545.09	25.78	263,870.07	8.446	81.31	633
6.500 - 6.749	223	50,225,421.20	3.68	225,226.10	8.844	79.85	574
6.750 - 6.999	55	14,300,279.35	1.05	260,005.08	8.833	76.44	594
7.000 - 7.249	30	5,939,516.72	0.43	197,983.89	9.463	74.78	555
7.250 - 7.499	110	21,269,085.12	1.56	193,355.32	9.076	70.60	561
7.500 - 7.749	10	1,848,708.41	0.14	184,870.84	8.612	68.11	541
8.000 - 8.249	2	336,951.95	0.02	168,475.98	9.179	88.51	577
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

The Mortgage Loans (All Collateral)

Distribution by Minimum Mortgage Rate

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Minimum Mortgage Rates (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,787	$265,408,141.08	19.42%	148,521.62	7.798%	82.23%	644
5.000 - 5.499	1	300,000.00	0.02	300,000.00	5.450	54.55	688
5.500 - 5.999	74	25,003,384.08	1.83	337,883.57	5.772	76.27	661
6.000 - 6.499	147	46,135,353.18	3.38	313,845.94	6.252	76.90	646
6.500 - 6.999	395	122,010,967.68	8.93	308,888.53	6.796	79.35	642
7.000 - 7.499	527	139,645,347.01	10.22	264,981.68	7.271	79.63	634
7.500 - 7.999	945	245,349,700.07	17.96	259,629.31	7.752	80.88	629
8.000 - 8.499	603	147,044,903.95	10.76	243,855.56	8.256	81.04	620
8.500 - 8.999	733	165,404,230.67	12.11	225,653.79	8.747	82.02	609
9.000 - 9.499	398	82,412,846.15	6.03	207,067.45	9.235	84.06	607
9.500 - 9.999	355	73,417,762.99	5.37	206,810.60	9.740	85.23	604
10.000 - 10.499	144	30,361,362.86	2.22	210,842.80	10.227	86.15	606
10.500 - 10.999	93	15,608,945.61	1.14	167,838.12	10.695	84.77	584
11.000 - 11.499	34	5,199,233.95	0.38	152,918.65	11.238	84.65	582
11.500 - 11.999	17	2,811,739.49	0.21	165,396.44	11.697	78.47	546
12.000 - 12.499	2	146,386.85	0.01	73,193.43	12.224	70.33	535
12.500 - 12.999	1	73,500.00	0.01	73,500.00	12.600	70.00	506
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

Distribution by Maximum Mortgage Rate

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Maximum Mortgage Rates (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,787	$265,408,141.08	19.42%	148,521.62	7.798%	82.23%	644
12.000 - 12.499	1	300,000.00	0.02	300,000.00	5.450	54.55	688
12.500 - 12.999	74	25,003,384.08	1.83	337,883.57	5.772	76.27	661
13.000 - 13.499	147	46,135,353.18	3.38	313,845.94	6.252	76.90	646
13.500 - 13.999	398	122,334,087.68	8.95	307,372.08	6.798	79.36	642
14.000 - 14.499	528	139,745,347.01	10.23	264,669.22	7.271	79.61	634
14.500 - 14.999	946	245,668,667.93	17.98	259,692.04	7.755	80.89	629
15.000 - 15.499	605	147,500,428.71	10.80	243,802.36	8.259	81.06	620
15.500 - 15.999	730	164,862,394.76	12.07	225,838.90	8.748	82.01	609
16.000 - 16.499	395	81,857,321.39	5.99	207,233.73	9.235	84.09	607
16.500 - 16.999	354	73,317,511.04	5.37	207,111.61	9.741	85.23	604
17.000 - 17.499	144	30,361,362.86	2.22	210,842.80	10.227	86.15	606
17.500 - 17.999	93	15,608,945.61	1.14	167,838.12	10.695	84.77	584
18.000 - 18.499	34	5,199,233.95	0.38	152,918.65	11.238	84.65	582
18.500 - 18.999	17	2,811,739.49	0.21	165,396.44	11.697	78.47	546
19.000 - 19.499	2	146,386.85	0.01	73,193.43	12.224	70.33	535
19.500 - 19.999	1	73,500.00	0.01	73,500.00	12.600	70.00	506
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

The Mortgage Loans (All Collateral)

Distribution by Initial Periodic Cap

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Initial Periodic Cap (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,787	$265,408,141.08	19.42%	148,521.62	7.798%	82.23%	644
1.000	10	1,519,102.36	0.11	151,910.24	8.657	78.79	589
1.500	4,459	1,099,406,562.18	80.46	246,559.00	8.074	81.21	623
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

Distribution by Subsequent Periodic Cap

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Subsequent Periodic Cap (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,787	$265,408,141.08	19.42%	148,521.62	7.798%	82.23%	644
1.000	10	1,519,102.36	0.11	151,910.24	8.657	78.79	589
1.500	4,459	1,099,406,562.18	80.46	246,559.00	8.074	81.21	623
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

Distribution by Next Rate Adjustment Date

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Next Rate Adjustment Date	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	1,787	$265,408,141.08	19.42%	148,521.62	7.798%	82.23%	644
May 2007	1	446,419.79	0.03	446,419.79	7.500	95.00	663
June 2007	16	2,977,929.96	0.22	186,120.62	8.415	81.45	616
July 2007	16	2,687,654.50	0.20	167,978.41	8.301	81.98	598
August 2007	8	1,840,519.95	0.13	230,064.99	8.073	82.30	668
September 2007	9	1,735,914.60	0.13	192,879.40	7.955	77.94	575
October 2007	7	1,393,362.78	0.10	199,051.83	7.628	74.70	562
November 2007	36	8,556,009.88	0.63	237,666.94	7.774	80.97	639
December 2007	202	47,619,898.38	3.49	235,742.07	8.095	82.45	619
January 2008	254	61,206,587.73	4.48	240,970.82	7.922	81.40	623
February 2008	177	39,140,492.32	2.86	221,132.72	8.342	81.17	626
March 2008	1,906	506,640,784.02	37.08	265,813.63	8.035	81.04	622
April 2008	1,397	332,871,992.09	24.36	238,276.30	8.281	81.40	626
June 2008	1	272,000.00	0.02	272,000.00	7.350	80.00	640
July 2008	12	2,791,091.99	0.20	232,591.00	8.582	81.97	558
August 2008	146	24,559,206.69	1.80	168,213.74	8.049	82.88	595
September 2008	28	4,703,918.71	0.34	167,997.10	7.710	83.10	619
October 2008	30	6,744,604.98	0.49	224,820.17	7.073	84.69	624
November 2008	5	690,425.39	0.05	138,085.08	7.884	87.49	631
December 2008	31	6,129,406.27	0.45	197,722.78	7.945	82.86	611
January 2009	15	3,407,349.20	0.25	227,156.61	8.108	78.64	636
February 2009	7	1,412,992.14	0.10	201,856.02	8.105	72.01	603
March 2009	37	7,457,973.00	0.55	201,566.84	8.536	79.99	609
April 2009	25	4,029,432.00	0.29	161,177.28	8.297	81.65	630
June 2010	7	1,307,428.76	0.10	186,775.54	7.762	78.93	629
July 2010	10	2,002,372.91	0.15	200,237.29	7.829	79.70	627
August 2010	7	2,535,160.51	0.19	362,165.79	6.441	77.78	671
September 2010	19	7,788,258.26	0.57	409,908.33	6.085	82.73	674
October 2010	6	1,251,797.64	0.09	208,632.94	6.154	79.98	656
November 2010	13	3,580,948.38	0.26	275,457.57	6.101	78.24	655
December 2010	9	2,830,889.47	0.21	314,543.27	6.672	79.57	645
January 2011	12	3,628,904.99	0.27	302,408.75	6.816	69.37	651
February 2011	3	1,138,987.25	0.08	379,662.42	6.266	64.20	659
March 2011	15	4,955,950.00	0.36	330,396.67	7.280	75.72	652
April 2011	2	589,000.00	0.04	294,500.00	7.900	88.10	666
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

The Mortgage Loans (All Collateral)

Distribution by State

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Geographic Distribution	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
of Mortgaged Properties	Loans	Balance	Balance	Balance	Rate	LTV	Score
California	1,599	$518,090,080.01	37.92%	324,008.81	7.756%	80.02%	636
Florida	608	115,672,569.54	8.47	190,250.94	8.400	82.28	623
New York	305	97,745,798.68	7.15	320,478.03	7.638	80.89	639
Massachusetts	281	72,361,614.25	5.30	257,514.64	7.940	81.67	618
New Jersey	238	61,817,368.20	4.52	259,736.84	8.066	81.13	623
Arizona	245	47,654,168.50	3.49	194,506.81	8.270	80.90	628
Maryland	189	44,930,563.38	3.29	237,727.85	8.127	82.14	607
Texas	414	41,330,254.60	3.02	99,831.53	8.451	82.02	612
Washington	152	31,842,772.98	2.33	209,491.93	8.007	83.26	615
Nevada	142	31,624,952.14	2.31	222,710.93	8.109	80.28	626
Illinois	189	30,855,127.84	2.26	163,254.64	8.301	84.49	627
Hawaii	80	26,153,308.74	1.91	326,916.36	7.329	79.98	660
Georgia	181	26,067,583.73	1.91	144,019.80	8.495	84.05	620
Virginia	88	18,559,964.79	1.36	210,908.69	8.404	81.40	600
Colorado	125	18,300,568.26	1.34	146,404.55	8.322	83.89	609
Other	1,420	183,327,109.98	13.42	129,103.60	8.462	83.75	616
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

Distribution by Occupancy Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Occupancy	Loans	Balance	Balance	Balance	Rate	LTV	Score
Primary	5,580	$1,229,547,240.38	89.99%	220,348.97	7.922%	81.08%	624
Investment	470	94,919,061.15	6.95	201,955.45	9.024	85.44	658
Second Home	206	41,867,504.09	3.06	203,240.31	8.647	81.68	665
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

Distribution by Property Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Property	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Type	Loans	Balance	Balance	Balance	Rate	LTV	Score
Single Family Residence	4,485	$954,384,100.54	69.85%	212,794.67	7.997%	81.04%	623
Planned Unit Development - Detached	667	153,685,952.71	11.25	230,413.72	8.082	82.05	626
2-4 Family	454	127,959,110.19	9.37	281,848.26	8.022	81.76	645
Condo	441	92,722,936.15	6.79	210,256.09	8.037	82.82	648
Planned Unit Development - Attached	204	37,094,314.69	2.71	181,834.88	8.324	83.30	627
Modular Home	5	487,391.34	0.04	97,478.27	9.035	83.72	575
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

Distribution by Loan Purpose

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Loan	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Purpose	Loans	Balance	Balance	Balance	Rate	LTV	Score
Refinance - Cashout	2,704	$666,990,598.97	48.82%	246,668.12	7.850%	79.56%	610
Purchase	2,854	554,016,068.37	40.55	194,119.15	8.294	83.61	650
Refinance - Rate/Term	698	145,327,138.28	10.64	208,205.07	7.762	81.42	622
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

The Mortgage Loans (All Collateral)

Distribution by Documentation Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Documentation Type	Loans	Balance	Balance	Balance	Rate	LTV	Score
Full Documentation	3,528	$721,592,566.21	52.81%	204,533.04	7.616%	80.86%	614
Limited Documentation	131	31,042,028.43	2.27	236,962.05	7.724	82.25	625
Stated Documentation	2,597	613,699,210.98	44.92	236,310.82	8.511	82.00	643
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

Distribution by Credit Score

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Credit Scores	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
	Loans	Balance	Balance	Balance	Rate	LTV	Score
500 - 524	336	$64,063,713.57	4.69%	190,665.81	9.091%	76.44%	512
525 - 549	412	83,016,217.13	6.08	201,495.67	8.583	76.52	537
550 - 574	478	97,265,812.59	7.12	203,484.96	8.512	79.14	561
575 - 599	779	165,757,889.15	12.13	212,782.91	8.049	80.32	588
600 - 624	1,141	233,072,764.09	17.06	204,270.61	7.892	81.74	613
625 - 649	1,205	258,885,340.23	18.95	214,842.61	7.944	82.91	637
650 - 674	875	203,735,383.56	14.91	232,840.44	7.815	82.57	661
675 - 699	510	123,350,051.09	9.03	241,862.85	7.768	83.20	686
700 - 724	242	64,186,924.34	4.70	265,235.22	7.533	82.93	710
725 - 749	143	40,121,993.15	2.94	280,573.38	7.654	82.29	737
750 - 774	95	22,808,411.76	1.67	240,088.54	8.132	83.97	760
775 - 799	35	8,849,939.88	0.65	252,855.43	7.944	81.19	783
800 or greater	5	1,219,365.08	0.09	243,873.02	7.525	86.22	811
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

Distribution by Prepayment Penalty Term

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Prepayment Penalty Term	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
(months)	Loans	Balance	Balance	Balance	Rate	LTV	Score
0	2,137	$436,000,731.78	31.91%	204,024.68	8.476%	82.43%	626
12	274	85,269,191.73	6.24	311,201.43	7.892	81.29	648
24	2,908	654,974,695.11	47.94	225,232.01	7.986	81.29	622
36	937	190,089,187.00	13.91	202,870.00	7.154	79.49	640
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

Distribution by Lien Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Lien Position	Loans	Balance	Balance	Balance	Rate	LTV	Score
1st	5,486	$1,324,594,845.80	96.95%	241,450.03	7.917%	80.82%	626
2nd	770	41,738,959.82	3.05	54,206.44	11.324	99.90	656
Total:	6,256	$1,366,333,805.62	100.00%	218,403.74	8.021%	81.40%	627

The Group I Mortgage Loans

Distribution by Product Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Product Type	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
	Loans	Balance	Balance	Balance	Rate	LTV	Score
Adjustable Rate 2/28	436	$65,155,889.53	11.33%	149,440.11	8.853%	81.18%	602
Adjustable Rate 2/28 (40yr)	1,291	280,969,527.20	48.87	217,637.12	8.251	79.34	601
Adjustable Rate 2/28 (IO)	297	71,923,361.78	12.51	242,166.20	7.324	81.59	642
Adjustable Rate 3/27	125	18,390,302.74	3.20	147,122.42	8.164	83.10	601
Adjustable Rate 3/27 (40yr)	44	8,460,413.85	1.47	192,282.13	8.180	77.63	612
Adjustable Rate 3/27 (IO)	18	3,708,868.36	0.65	206,048.24	6.821	80.66	624
Adjustable Rate 5/25 (IO)	63	15,206,225.80	2.64	241,368.66	6.683	73.79	642
Fixed Rate 40/30	166	39,474,621.88	6.87	237,798.93	7.254	76.17	634
Fixed Rate	314	50,333,166.64	8.75	160,296.71	7.232	79.19	628
Fixed Rate (IO)	98	21,344,359.36	3.71	217,799.59	7.009	79.14	643
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

The Group I Mortgage Loans

Distribution by Cut-Off Date Principal Balance

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Cut-off Date	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Principal Balances ($)	Loans	Balance	Balance	Balance	Rate	LTV	Score
0.01 - 50,000.00	16	$793,556.45	0.14%	49,597.28	8.815%	57.10%	602
50,000.01 - 100,000.00	491	38,578,835.05	6.71	78,571.97	8.635	79.27	607
100,000.01 - 150,000.00	612	76,578,323.70	13.32	125,127.98	8.266	79.28	601
150,000.01 - 200,000.00	454	79,289,187.21	13.79	174,645.79	8.022	78.18	606
200,000.01 - 250,000.00	400	89,874,740.73	15.63	224,686.85	7.946	77.93	615
250,000.01 - 300,000.00	326	89,738,952.53	15.61	275,272.86	7.700	79.23	613
300,000.01 - 350,000.00	276	89,752,024.08	15.61	325,188.49	7.761	79.84	616
350,000.01 - 400,000.00	195	73,412,079.84	12.77	376,472.20	7.820	82.34	628
400,000.01 - 450,000.00	55	22,877,129.24	3.98	415,947.80	7.565	81.48	629
450,000.01 - 500,000.00	14	6,652,378.63	1.16	475,169.90	7.824	81.61	636
500,000.01 - 550,000.00	6	3,139,157.16	0.55	523,192.86	7.877	82.75	605
550,000.01 - 600,000.00	3	1,725,438.22	0.30	575,146.07	8.276	88.15	640
600,000.01 - 650,000.00	3	1,860,999.92	0.32	620,333.31	7.066	86.60	631
650,000.01 - 700,000.00	1	693,934.38	0.12	693,934.38	8.425	85.00	789
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

Distribution by Original Principal Balance

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Original	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Principal Balances ($)	Loans	Balance	Balance	Balance	Rate	LTV	Score
0.01 - 50,000.00	16	$793,556.45	0.14%	49,597.28	8.815%	57.10%	602
50,000.01 - 100,000.00	490	38,478,862.73	6.69	78,528.29	8.637	79.31	607
100,000.01 - 150,000.00	613	76,678,296.02	13.34	125,086.94	8.265	79.26	601
150,000.01 - 200,000.00	454	79,289,187.21	13.79	174,645.79	8.022	78.18	606
200,000.01 - 250,000.00	399	89,625,802.44	15.59	224,626.07	7.948	77.94	615
250,000.01 - 300,000.00	326	89,688,109.64	15.60	275,116.90	7.690	79.23	613
300,000.01 - 350,000.00	277	90,051,805.26	15.66	325,096.77	7.769	79.82	616
350,000.01 - 400,000.00	195	73,412,079.84	12.77	376,472.20	7.820	82.34	628
400,000.01 - 450,000.00	55	22,877,129.24	3.98	415,947.80	7.565	81.48	629
450,000.01 - 500,000.00	14	6,652,378.63	1.16	475,169.90	7.824	81.61	636
500,000.01 - 550,000.00	6	3,139,157.16	0.55	523,192.86	7.877	82.75	605
550,000.01 - 600,000.00	3	1,725,438.22	0.30	575,146.07	8.276	88.15	640
600,000.01 - 650,000.00	3	1,860,999.92	0.32	620,333.31	7.066	86.60	631
650,000.01 - 700,000.00	1	693,934.38	0.12	693,934.38	8.425	85.00	789
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

The Group I Mortgage Loans

Distribution by Credit Grade

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Credit Grade	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
	Loans	Balance	Balance	Balance	Rate	LTV	Score
AA	2,109	$422,616,898.59	73.50%	200,387.34	7.773%	80.64%	628
A-	189	39,182,574.64	6.81	207,315.21	8.523	77.71	573
A+	320	68,317,917.15	11.88	213,493.49	8.053	77.80	589
B	118	23,905,886.76	4.16	202,592.26	8.697	75.71	559
C	105	19,229,058.17	3.34	183,133.89	9.041	71.08	556
C-	11	1,714,401.83	0.30	155,854.71	9.985	70.12	565
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

Distribution by Remaining Term to Maturity

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Stated	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Remaining Terms (months)	Loans	Balance	Balance	Balance	Rate	LTV	Score
109 - 120	2	$156,987.84	0.03%	78,493.92	8.675%	74.50%	590
169 - 180	12	1,295,128.64	0.23	107,927.39	7.161	67.18	626
229 - 240	13	1,431,785.28	0.25	110,137.33	7.629	71.70	612
289 - 300	1	66,600.00	0.01	66,600.00	8.900	90.00	641
349 - 360	2,824	572,016,235.38	99.49	202,555.32	7.947	79.59	614
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

Distribution by Original Term to Maturity

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Stated Original Term	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
(months)	Loans	Balance	Balance	Balance	Rate	LTV	Score
120	2	$156,987.84	0.03%	78,493.92	8.675%	74.50%	590
180	12	1,295,128.64	0.23	107,927.39	7.161	67.18	626
240	13	1,431,785.28	0.25	110,137.33	7.629	71.70	612
300	1	66,600.00	0.01	66,600.00	8.900	90.00	641
360	2,824	572,016,235.38	99.49	202,555.32	7.947	79.59	614
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

The Group I Mortgage Loans

Distribution by Original LTV (1)

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Original LTV Ratios	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
(%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Less than or equal to 30.00	24	$2,321,004.24	0.40%	96,708.51	7.960%	23.87%	589
30.01 - 40.00	30	4,306,827.81	0.75	143,560.93	7.551	35.70	610
40.01 - 50.00	61	11,005,856.39	1.91	180,423.88	7.300	46.72	598
50.01 - 60.00	136	28,407,203.73	4.94	208,876.50	7.308	56.51	602
60.01 - 70.00	274	61,165,482.11	10.64	223,231.69	7.396	66.39	600
70.01 - 80.00	1,132	216,368,015.84	37.63	191,137.82	7.888	78.48	613
80.01 - 90.00	955	200,549,354.45	34.88	209,999.32	8.257	87.44	615
90.01 - 100.00	240	50,842,992.57	8.84	211,845.80	8.148	95.02	644
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien mortgage loans

Distribution by Gross Margin

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Range of Gross Margins (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	578	$111,152,147.88	19.33%	192,304.75	7.197%	78.11%	633
3.250 - 3.499	1	351,000.00	0.06	351,000.00	8.400	90.00	646
3.500 - 3.749	1	239,400.00	0.04	239,400.00	7.990	90.00	532
4.000 - 4.249	3	337,107.99	0.06	112,369.33	7.708	81.94	636
5.000 - 5.249	15	3,384,208.37	0.59	225,613.89	8.510	81.25	596
5.500 - 5.749	50	7,469,656.67	1.30	149,393.13	7.558	82.46	594
5.750 - 5.999	556	115,367,772.49	20.07	207,495.99	7.804	80.28	615
6.000 - 6.249	796	157,322,804.61	27.36	197,641.71	7.820	81.11	614
6.250 - 6.499	598	128,584,679.97	22.36	215,024.55	8.505	79.75	615
6.500 - 6.749	128	26,212,780.11	4.56	204,787.34	8.685	77.42	573
6.750 - 6.999	35	7,718,668.72	1.34	220,533.39	9.098	76.82	583
7.000 - 7.249	18	3,370,019.02	0.59	187,223.28	9.342	71.44	549
7.250 - 7.499	66	11,886,782.90	2.07	180,102.77	9.128	70.24	558
7.500 - 7.749	7	1,569,708.41	0.27	224,244.06	8.482	68.62	541
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

The Group I Mortgage Loans

Distribution by Minimum Mortgage Rate

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Minimum Mortgage Rates (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	578	$111,152,147.88	19.33%	192,304.75	7.197%	78.11%	633
5.000 - 5.499	1	300,000.00	0.05	300,000.00	5.450	54.55	688
5.500 - 5.999	41	11,188,844.94	1.95	272,898.66	5.731	70.99	639
6.000 - 6.499	84	22,405,216.57	3.90	266,728.77	6.237	73.59	639
6.500 - 6.999	189	46,531,708.08	8.09	246,199.51	6.772	77.06	633
7.000 - 7.499	252	53,422,404.91	9.29	211,993.67	7.263	78.56	623
7.500 - 7.999	463	98,800,809.12	17.18	213,392.68	7.750	79.21	607
8.000 - 8.499	318	64,572,665.39	11.23	203,058.70	8.258	80.12	606
8.500 - 8.999	346	65,044,280.69	11.31	187,989.25	8.743	80.75	593
9.000 - 9.499	215	38,816,501.67	6.75	180,541.87	9.248	84.36	594
9.500 - 9.999	206	36,676,415.18	6.38	178,040.85	9.756	84.00	601
10.000 - 10.499	77	13,761,280.32	2.39	178,717.93	10.219	86.43	601
10.500 - 10.999	50	7,754,107.20	1.35	155,082.14	10.660	83.43	586
11.000 - 11.499	21	2,793,790.14	0.49	133,037.63	11.232	82.77	580
11.500 - 11.999	9	1,600,178.20	0.28	177,797.58	11.659	79.88	550
12.000 - 12.499	2	146,386.85	0.03	73,193.43	12.224	70.33	535
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

Distribution by Maximum Mortgage Rate

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Maximum Mortgage Rates (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	578	$111,152,147.88	19.33%	192,304.75	7.197%	78.11%	633
12.000 - 12.499	1	300,000.00	0.05	300,000.00	5.450	54.55	688
12.500 - 12.999	41	11,188,844.94	1.95	272,898.66	5.731	70.99	639
13.000 - 13.499	84	22,405,216.57	3.90	266,728.77	6.237	73.59	639
13.500 - 13.999	191	46,750,828.08	8.13	244,768.73	6.777	77.07	633
14.000 - 14.499	253	53,522,404.91	9.31	211,551.01	7.264	78.49	623
14.500 - 14.999	463	98,955,857.54	17.21	213,727.55	7.753	79.24	607
15.000 - 15.499	319	64,791,335.81	11.27	203,107.64	8.263	80.17	606
15.500 - 15.999	344	64,670,112.27	11.25	187,994.51	8.743	80.70	593
16.000 - 16.499	213	38,497,831.25	6.70	180,740.99	9.249	84.41	594
16.500 - 16.999	206	36,676,415.18	6.38	178,040.85	9.756	84.00	601
17.000 - 17.499	77	13,761,280.32	2.39	178,717.93	10.219	86.43	601
17.500 - 17.999	50	7,754,107.20	1.35	155,082.14	10.660	83.43	586
18.000 - 18.499	21	2,793,790.14	0.49	133,037.63	11.232	82.77	580
18.500 - 18.999	9	1,600,178.20	0.28	177,797.58	11.659	79.88	550
19.000 - 19.499	2	146,386.85	0.03	73,193.43	12.224	70.33	535
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

The Group I Mortgage Loans

Distribution by Initial Periodic Cap

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Initial Periodic Cap (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	578	$111,152,147.88	19.33%	192,304.75	7.197%	78.11%	633
1.000	6	910,328.58	0.16	151,721.43	8.538	77.99	617
1.500	2,268	462,904,260.68	80.51	204,102.41	8.123	79.89	609
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

Distribution by Subsequent Periodic Cap

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Subsequent Periodic Cap (%)	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	578	$111,152,147.88	19.33%	192,304.75	7.197%	78.11%	633
1.000	6	910,328.58	0.16	151,721.43	8.538	77.99	617
1.500	2,268	462,904,260.68	80.51	204,102.41	8.123	79.89	609
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

Distribution by Next Rate Adjustment Date

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Next Rate Adjustment Date	Loans	Balance	Balance	Balance	Rate	LTV	Score
Fixed Rate Loans	578	$111,152,147.88	19.33%	192,304.75	7.197%	78.11%	633
June 2007	10	1,747,275.54	0.30	174,727.55	8.236	80.12	616
July 2007	5	559,275.08	0.10	111,855.02	8.273	76.30	608
August 2007	5	1,420,139.07	0.25	284,027.81	8.151	81.95	685
September 2007	5	787,393.00	0.14	157,478.60	7.360	84.32	589
October 2007	5	1,158,250.52	0.20	231,650.10	7.360	73.04	563
November 2007	17	2,757,502.84	0.48	162,206.05	7.926	82.05	600
December 2007	125	25,126,155.62	4.37	201,009.24	8.154	81.81	602
January 2008	139	27,454,608.47	4.77	197,515.17	8.071	80.98	607
February 2008	96	17,256,820.95	3.00	179,758.55	8.567	81.38	616
March 2008	937	206,272,865.32	35.88	220,141.80	8.079	79.59	607
April 2008	680	133,508,492.10	23.22	196,336.02	8.346	79.94	611
July 2008	7	1,332,508.22	0.23	190,358.32	8.538	84.76	587
August 2008	79	11,668,401.00	2.03	147,701.28	8.108	82.98	599
September 2008	19	2,903,817.92	0.51	152,832.52	7.747	80.97	604
October 2008	11	1,928,846.63	0.34	175,349.69	7.112	85.80	614
November 2008	4	495,596.77	0.09	123,899.19	7.464	82.58	632
December 2008	19	3,442,800.47	0.60	181,200.02	7.572	81.80	628
January 2009	9	1,763,735.60	0.31	195,970.62	8.567	81.72	636
February 2009	4	713,387.34	0.12	178,346.84	7.910	65.97	594
March 2009	19	3,760,199.00	0.65	197,905.21	8.369	75.66	604
April 2009	16	2,550,292.00	0.44	159,393.25	8.023	80.04	606
June 2010	5	763,828.76	0.13	152,765.75	7.798	78.17	606
July 2010	5	1,314,342.30	0.23	262,868.46	7.741	78.90	641
August 2010	2	611,895.19	0.11	305,947.60	5.750	72.09	681
September 2010	8	2,031,099.90	0.35	253,887.49	6.422	78.69	635
October 2010	5	981,397.64	0.17	196,279.53	6.128	79.97	672
November 2010	11	2,853,487.88	0.50	259,407.99	6.152	77.14	642
December 2010	6	1,639,497.50	0.29	273,249.58	6.549	79.26	632
January 2011	9	2,073,689.38	0.36	230,409.93	6.506	60.63	637
February 2011	1	121,987.25	0.02	121,987.25	7.350	61.00	683
March 2011	10	2,703,000.00	0.47	270,300.00	7.141	68.09	647
April 2011	1	112,000.00	0.02	112,000.00	8.325	80.00	664
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

The Group I Mortgage Loans

Distribution by State

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Geographic Distribution	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
of Mortgaged Properties	Loans	Balance	Balance	Balance	Rate	LTV	Score
California	705	$196,408,328.33	34.16%	278,593.37	7.645%	76.28%	616
Florida	271	49,773,744.44	8.66	183,666.95	8.307	81.58	614
Massachusetts	145	35,148,034.73	6.11	242,400.24	7.864	80.85	610
New York	100	27,319,543.62	4.75	273,195.44	7.656	76.29	610
New Jersey	110	26,633,785.05	4.63	242,125.32	7.966	80.04	613
Arizona	129	22,915,092.64	3.99	177,636.38	8.044	79.46	616
Maryland	92	21,039,907.35	3.66	228,694.65	8.062	80.91	607
Texas	160	17,094,545.38	2.97	106,840.91	8.234	80.23	606
Illinois	92	16,371,023.23	2.85	177,945.90	8.244	84.03	621
Nevada	71	15,596,121.96	2.71	219,663.69	7.797	78.98	621
Washington	76	14,410,407.64	2.51	189,610.63	8.089	83.06	611
Hawaii	33	11,870,463.48	2.06	359,711.01	7.329	78.27	645
Colorado	60	9,962,667.67	1.73	166,044.46	8.060	83.08	612
Ohio	99	9,930,579.34	1.73	100,308.88	8.944	87.62	611
Georgia	68	9,382,693.88	1.63	137,980.79	8.424	83.76	614
Other	641	91,109,798.40	15.85	142,136.97	8.258	82.58	610
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

Distribution by Occupancy Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Occupancy	Loans	Balance	Balance	Balance	Rate	LTV	Score
Primary	2,433	$495,981,956.11	86.26%	203,856.13	7.805%	78.94%	607
Investment	310	56,710,657.88	9.86	182,937.61	8.967	84.48	655
Second Home	109	22,274,123.15	3.87	204,349.75	8.467	80.56	662
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

Distribution by Property Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Property	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Type	Loans	Balance	Balance	Balance	Rate	LTV	Score
Single Family Residence	2,134	$411,610,971.23	71.59%	192,882.37	7.944%	79.00%	608
2-4 Family	201	55,333,486.04	9.62	275,290.98	7.994	79.16	628
Planned Unit Development - Detached	214	48,317,398.22	8.40	225,782.23	7.869	81.38	623
Condo	192	39,242,416.45	6.83	204,387.59	7.857	81.85	637
Planned Unit Development - Attached	110	20,343,665.20	3.54	184,942.41	8.190	82.73	617
Modular Home	1	118,800.00	0.02	118,800.00	7.400	90.00	567
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

Distribution by Loan Purpose

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Loan	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Purpose	Loans	Balance	Balance	Balance	Rate	LTV	Score
Refinance - Cashout	1,709	$383,123,118.41	66.63%	224,179.71	7.811%	77.95%	605
Purchase	692	106,567,594.16	18.53	153,999.41	8.516	83.72	642
Refinance - Rate/Term	451	85,276,024.57	14.83	189,082.09	7.836	81.48	617
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

The Group I Mortgage Loans

Distribution by Documentation Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Documentation Type	Loans	Balance	Balance	Balance	Rate	LTV	Score
Full Documentation	1,822	$352,912,708.59	61.38%	193,695.23	7.599%	79.10%	604
Limited Documentation	51	10,859,588.88	1.89	212,933.12	7.943	80.28	600
Stated Documentation	979	211,194,439.67	36.73	215,724.66	8.524	80.26	631
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

Distribution by Credit Score

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Range of Credit Scores	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
	Loans	Balance	Balance	Balance	Rate	LTV	Score
500 - 524	216	$38,716,558.90	6.73%	179,243.33	9.016%	74.82%	512
525 - 549	258	48,648,230.37	8.46	188,559.03	8.526	74.97	537
550 - 574	297	57,642,034.92	10.03	194,080.93	8.437	77.91	561
575 - 599	447	86,029,418.35	14.96	192,459.55	7.943	78.66	588
600 - 624	498	96,691,944.43	16.82	194,160.53	7.741	80.72	612
625 - 649	460	97,687,911.13	16.99	212,365.02	7.574	81.53	638
650 - 674	327	72,349,886.04	12.58	221,253.47	7.625	81.35	661
675 - 699	182	39,204,331.97	6.82	215,408.42	7.656	80.97	686
700 - 724	73	16,953,661.89	2.95	232,241.94	7.636	80.56	711
725 - 749	47	10,886,865.86	1.89	231,635.44	7.460	80.77	736
750 - 774	31	6,473,618.35	1.13	208,826.40	8.378	85.40	762
775 - 799	15	3,476,674.93	0.60	231,778.33	8.033	82.78	782
800 or greater	1	205,600.00	0.04	205,600.00	7.700	93.88	811
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

Distribution by Prepayment Penalty Term

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
Prepayment Penalty Term	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
(months)	Loans	Balance	Balance	Balance	Rate	LTV	Score
0	854	$171,458,235.37	29.82%	200,770.77	8.348%	81.04%	614
12	117	30,852,870.09	5.37	263,699.74	7.978	79.98	630
24	1,370	275,942,926.69	47.99	201,418.19	7.970	79.21	606
36	511	96,712,704.99	16.82	189,261.65	7.149	77.73	632
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

Distribution by Lien Type

		Aggregate	% of Mortgage Pool by	Avg.	Weighted	Weighted	Weighted
	Number of	Cut-off Date	Aggregate Cut-off	Cut-off Date	Average	Average	Average
	Mortgage	Principal	Date Principal	Principal	Gross Interest	Original	FICO
Lien Position	Loans	Balance	Balance	Balance	Rate	LTV	Score
1st	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614
Total:	2,852	$574,966,737.14	100.00%	201,601.24	7.945%	79.55%	614

Credit Suisse Contacts
Credit Suisse
ABS Banking
Janie Lee	212-325-9283
Elton Wells	212-325-5023
Stephen Marchi	212-325-0785

ABS Structuring
Carrina Chan	212-325-2384

ABS Collateral
Kashif Gilani	212-325-8697

Rating Agencies
Ben Katzburg—Fitch	Tel: (212) 908-0261
ben.katzburg@fitchratings.com
Wioletta Frankowicz—Moody’s	Tel: (212) 553-1019
wioletta.frankowicz@moodys.com
George Kimmel—S&P	Tel: (212) 438-1575
george_kimmel@sandp.com